EXHIBIT 99.1

ServisFirst Bancshares, Inc. Announces Results for First Quarter 2018

BIRMINGHAM, Ala., April 16, 2018 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NASDAQ: SFBS) today announced earnings and operating results for the quarter ended March 31, 2018.

First Quarter Highlights:

  Diluted EPS increased 43% from $0.42 to $0.60 year over year
  Loans and deposits increased 15% and 11%, respectively, year over year
  Quarterly cash dividend increased 120% as previously announced
  Return on average equity exceeded 20% for the first time in the thirteen year history of the bank
  First quarter net interest margin improved to 3.81% from 3.66% in the previous quarter

Tom Broughton, President and CEO, said, “Our strong asset quality and solid financial performance, coupled with our focus on serving client needs, continues to attract new clients.”  Bud Foshee, CFO, stated, “Even though our financial results were enhanced by lower federal corporate tax rates, our pre-tax income in the first quarter increased 31% year over year, pointing to continued improvement in our financial metrics.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)

	Period Ending March 31, 2018	Period Ending December 31, 2017	% Change From Period Ending December 31, 2017 to Period Ending March 31, 2018	Period Ending March 31, 2017	% Change From Period Ending March 31, 2017 to Period Ending March 31, 2018
QUARTERLY OPERATING RESULTS
Net Income	$32,603	$21,150	54%	$22,519	45%
Net Income Available to Common Stockholders	$32,603	$21,119	54%	$22,519	45%
Diluted Earnings Per Share	$0.60	$0.39	54%	$0.42	43%
Return on Average Assets	1.91%	1.20%		1.45%
Return on Average Common Stockholders' Equity	21.40%	13.97%		17.09%
Average Diluted Shares Outstanding	54,183,400	54,161,788		54,133,722

Core Net Income*	$32,603	$24,424	33%
Core Net Income Available to Common Stockholders*	$32,603	$24,393	34%
Core Diluted Earnings Per Share*	$0.60	$0.45	34%
Core Return on Average Assets*	1.91%	1.39%
Core Return on Average Common Stockholders' Equity*	21.40%	16.13%

BALANCE SHEET
Total Assets	$7,011,735	$7,082,384	(1)%	$6,336,165	11%
Loans	5,928,327	5,851,261	1%	5,151,984	15%
Non-interest-bearing Demand Deposits	1,407,592	1,440,326	(2)%	1,292,440	9%
Total Deposits	5,977,387	6,091,674	(2)%	5,361,532	11%
Stockholders' Equity	629,297	607,604	4%	545,148	15%

* Core measures exclude non-routine expenses during the comparative periods presented in this press release as more fully described in "GAAP Reconciliation and Management Explanation on Non-GAAP Financial Measures."

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $32.6 million for the quarter ended March 31, 2018, compared to net income and net income available to common stockholders of $22.5 million for the same quarter in 2017.  Basic and diluted earnings per common share were $0.61 and $0.60, respectively, for the first quarter of 2018, compared to $0.43 and $0.42, respectively, for the first quarter of 2017.

Return on average assets was 1.91% and return on average equity was 21.40% for the first quarter of 2018, compared to 1.45% and 17.09%, respectively, for the first quarter of 2017.

Net interest income was $62.4 million for the first quarter of 2018, compared to $61.4 million for the fourth quarter of 2017 and $52.1 million for the first quarter of 2017.  The net interest margin in the first quarter of 2018 was 3.81%, an increase of 15 basis points from the fourth quarter of 2017 and an increase of 28 basis points from the first quarter of 2017.  The increase in net interest income on a linked quarter basis is attributable to a $166.6 million increase in average loans outstanding and an $18.0 million increase in average stockholders’ equity, all resulting in a positive mix change in our balance sheet.  A $55.1 million decrease in average non-interest-bearing deposits offset the positive mix change caused by increases in loans and stockholders’ equity, while a $226.7 million decrease in federal funds sold and interest-bearing balances with banks added to the positive mix change.  The average yield on loans increased by 12 basis points to 4.80% on a linked quarter basis, boosted by the Federal Reserve Bank’s recent increases of interest rates.

Average loans for the first quarter of 2018 were $5.88 billion, an increase of $166.6 million, or 2.9%, over average loans of $5.72 billion for the fourth quarter of 2017, and an increase of $879.5 million, or 17.6%, over average loans of $5.00 billion for the first quarter of 2017.

Average total deposits for the first quarter of 2018 were $5.95 billion, a decrease of $88.8 million, or 1.5%, from average total deposits of $6.03 billion for the fourth quarter of 2017, and an increase of $627.4 million, or 11.8%, over average total deposits of $5.32 billion for the first quarter of 2017.

Non-performing assets to total assets were 0.22% for the first quarter of 2018, a decrease of three basis points compared to 0.25% for the fourth quarter of 2017 and a decrease of five basis points compared to 0.27% for the first quarter of 2017.  Net credit charge-offs to average loans were 0.10%, a 46 basis point decrease compared to 0.56% for the fourth quarter of 2017 and a 14 basis point decrease compared to 0.24% for the first quarter of 2017.  We recorded a $4.1 million provision for loan losses in the first quarter of 2018 compared to $9.1 million in the fourth quarter of 2017 and $5.0 million in the first quarter of 2017.  The allowance for loan losses as a percentage of total loans was 1.05% at March 31, 2018 compared to 1.02% at December 31, 2017 and 1.05% at March 31, 2017.  In management’s opinion, the allowance is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its allowance for loan losses.

Non-interest income for the first quarter of 2018 increased $323,000, or 7%, to $4.9 million compared to the first quarter of 2017.  Service charges on deposit accounts increased $231,000 during the first quarter of 2018, or 17%, compared to the first quarter of 2017, primarily the result of increased non-sufficient funds charges.  Mortgage revenue decreased $381,000, or 42%, to $518,000 during the first quarter of 2018, compared to $899,000 during the first quarter of 2017, as origination volumes slowed by $12.6 million, or 30%, for the first quarter of 2018 compared to the same quarter in 2017.  Credit card revenue increased 33% to $1.6 million during the first quarter of 2018, compared to $1.2 million during the first quarter of 2017.  Spending on credit cards increased 38% for the same comparative period.

Non-interest expense for the first quarter of 2018 increased $2.2 million, or 10%, to $23.5 million from $21.3 million in the first quarter of 2017, and increased $2.3 million, or 11%, on a linked quarter basis.  Salary and benefit expense for the first quarter of 2018 increased $1.6 million, or 14%, to $13.3 million from $11.7 million in the first quarter of 2017, and increased $1.9 million, or 17%, on a linked quarter basis.  We had 437 FTE employees at the end of March 2018 compared to 417 at the end of March 2017, an increase of 5%.  Equipment and occupancy expense decreased $296,000, or 13%, to $2.0 million in the first quarter of 2018, from $2.3 million in the first quarter of 2017.  A decrease in rental payments more than offset increased depreciation expense resulting from our fourth quarter 2017 move from our previous headquarters building, which was leased, to our new headquarters building, which is owned.  FDIC insurance assessments increased from $1.0 million during the first quarter of 2017 to $1.1 million during the first quarter of 2018, resulting primarily from asset growth which impacts our assessment base.  Our efficiency ratio for the first quarter of 2018, fourth quarter of 2017 and first quarter of 2017 was 34.93%, 32.05% and 37.58%, respectively.

Income tax expense decreased $775,000, or 10%, to $7.1 million in the first quarter of 2018, compared to $7.8 million in the first quarter of 2017.  Lower corporate income tax rates resulting from the passage of the Tax Cuts and Jobs Act in December 2017 has resulted in lower effective tax rates.  Excess tax benefits from the exercise of stock options and vesting of restricted stock were $1.5 million for the first quarter of 2018 compared to $2.1 million for the first quarter of 2017.  Our effective tax rate for the first quarter of 2018 and the first quarter of  2017 was 17.8% and 25.8%, respectively.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

We recorded $3.1 million of additional tax expense as a result of revaluing our net deferred tax assets at December 31, 2017 due to lower corporate income tax rates provided by the Tax Cuts and Jobs Act passed into law in December 2017.  We also recorded expenses of $347,000 related to terminating the lease agreement on our previous headquarters building in Birmingham, Alabama and expenses of moving into our new headquarters building.  Core financial measures included in this press release are “core net income,” “core net income available to common stockholders,” “core diluted earnings per share,” “core return on average assets,” and “core return on average common stockholders’ equity.”  Each of these five core financial measures excludes the impact of the non-routine expenses attributable to our net deferred tax asset revaluation, lease termination and moving expenses, and are all considered non-GAAP financial measures.  In addition to these financial measures adjusting for non-routine expenses, this press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill and core deposit intangibles associated with our acquisition of Metro Bancshares, Inc. in January 2015.  We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations.  As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use.  The following reconciliation tables provide a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release.  Dollars are in thousands, except share and per share data.

Three Months Ended December 31, 2017
Return on average assets - GAAP	1.20%
Net income - GAAP	$21,150
Adjustments:
Revaluation of net deferred tax assets	3,059
Lease termination and moving expenses	347
Tax (benefit) of adjustments	(132)
Core net income - non-GAAP*	$24,424
Average assets	$6,988,731
Core return on average assets - non-GAAP*	1.39%

Return on average common stockholders' equity - GAAP	13.97%
Net income available to common stockholders - GAAP	$21,119
Adjustments:
Revaluation of net deferred tax assets	3,059
Lease termination and moving expenses	347
Tax (benefit) of adjustments	(132)
Core net income available to common stockholders - non-GAAP*	$24,393
Average common stockholders' equity	$599,947
Core return on average common stockholders' equity - non-GAAP*	16.13%

Diluted earnings per share - GAAP	$0.39
Weighted average shares outstanding, diluted - GAAP	54,161,788
Core diluted earnings per share - non-GAAP*	$0.45

	At March 31, 2018	At December 31, 2017	At September 30, 2017	At June 30, 2017	At March 31, 2017
Book value per share - GAAP	$11.84	$11.47	$11.14	$10.72	$10.32
Total common stockholders' equity - GAAP	629,297	607,604	590,213	567,086	545,148
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,652	14,719	14,787	14,855	14,924
Tangible common stockholders' equity - non-GAAP *	$614,645	$592,885	$575,426	$552,231	$530,224
Tangible book value per share - non-GAAP *	$11.56	$11.19	$10.86	$10.44	$10.04

Stockholders' equity to total assets - GAAP	8.98%	8.58%	8.79%	8.96%	8.60%
Total assets - GAAP	$7,011,735	$7,082,384	$6,712,103	$6,329,599	$6,336,165
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,652	14,719	14,787	14,855	14,924
Total tangible assets - non-GAAP *	$6,997,083	$7,067,665	$6,697,316	$6,314,744	$6,321,241
Tangible common equity to total tangible assets - non-GAAP *	8.78%	8.39%	8.59%	8.75%	8.39%

*	Core measures exclude non-routine expenses during the comparative periods presented in this press release, as more fully described in "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" above.

Conference Call

ServisFirst Bancshares, Inc. will host a live audio webcast to discuss earnings and results on Monday, April 16, 2018 beginning at 5:15 p.m. ET.  You may access the webcast at https://services.choruscall.com/links/sfbs180122.html.  The webcast will be available until April 27, 2018.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary, ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola and Tampa Bay, Florida, Atlanta, Georgia, Charleston, South Carolina and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC).  Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.  The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions.  The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made.  ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com/ or by calling (205) 949-0302.

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017
CONSOLIDATED STATEMENT OF INCOME
Interest income	$74,009	$72,060	$67,641	$63,538	$59,517
Interest expense	11,573	10,652	9,245	7,971	7,465
Net interest income	62,436	61,408	58,396	55,567	52,052
Provision for loan losses	4,139	9,055	4,803	4,381	4,986
Net interest income after provision for loan losses	58,297	52,353	53,593	51,186	47,066
Non-interest income	4,869	4,905	4,790	4,805	4,546
Non-interest expense	23,512	21,255	21,497	21,875	21,267
Income before income tax	39,654	36,003	36,886	34,116	30,345
Provision for income tax	7,051	14,853	11,627	9,952	7,826
Net income	32,603	21,150	25,259	24,164	22,519
Dividends paid on preferred stock	-	31	-	31	-
Net income available to common stockholders	$32,603	$21,119	$25,259	$24,133	$22,519
Earnings per share - basic	$0.61	$0.40	$0.48	$0.46	$0.43
Earnings per share - diluted	$0.60	$0.39	$0.47	$0.45	$0.42
Average diluted shares outstanding	54,183,400	54,161,788	54,099,672	54,100,604	54,133,722

CONSOLIDATED BALANCE SHEET DATA
Total assets	$7,011,735	$7,082,384	$6,712,103	$6,329,599	$6,336,165
Loans	5,928,327	5,851,261	5,628,765	5,343,688	5,151,984
Debt securities	560,885	538,330	522,724	518,065	526,023
Non-interest-bearing demand deposits	1,407,592	1,440,326	1,405,965	1,373,353	1,292,440
Total deposits	5,977,387	6,091,674	5,796,901	5,394,810	5,361,532
Borrowings	64,739	64,832	54,975	55,075	55,169
Stockholders' equity	$629,297	$607,604	$590,213	$567,086	$545,148

Shares outstanding	53,147,169	52,992,586	52,970,310	52,909,362	52,812,396
Book value per share	$11.84	$11.47	$11.14	$10.72	$10.32
Tangible book value per share (1)	$11.56	$11.19	$10.86	$10.44	$10.04

SELECTED FINANCIAL RATIOS
Net interest margin	3.81%	3.66%	3.77%	3.77%	3.53%
Return on average assets	1.91%	1.20%	1.55%	1.55%	1.45%
Return on average common stockholders' equity	21.40%	13.97%	17.28%	17.36%	17.09%
Efficiency ratio	34.93%	32.05%	34.02%	36.23%	37.58%
Non-interest expense to average earning assets	1.43%	1.26%	1.38%	1.47%	1.43%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	9.88%	9.51%	9.60%	9.72%	9.67%
Tier 1 capital to risk-weighted assets	9.88%	9.52%	9.61%	9.73%	9.68%
Total capital to risk-weighted assets	11.91%	11.52%	11.51%	11.67%	11.66%
Tier 1 capital to average assets	8.95%	8.51%	8.91%	8.88%	8.46%
Tangible common equity to total tangible assets (1)	8.78%	8.39%	8.59%	8.42%	8.39%

(1) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.
(2) Regulatory capital ratios for most recent period are preliminary.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	March 31, 2018	March 31, 2017	% Change
	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$64,912	$54,993	18%
Interest-bearing balances due from depository institutions	53,311	283,181	(81)%
Federal funds sold	197,882	127,390	55%
Cash and cash equivalents	316,105	465,564	(32)%
Available for sale debt securities, at fair value	560,635	453,956	23%
Held to maturity debt securities (fair value of $250 and $73,180 at
March 31, 2018 and 2017, respectively)	250	72,057	(100)%
Restricted equity securities	1,026	1,034	(1)%
Mortgage loans held for sale	4,522	6,599	(31)%
Loans	5,928,327	5,151,984	15%
Less allowance for loan losses	(62,050)	(53,892)	15%
Loans, net	5,866,277	5,098,092	15%
Premises and equipment, net	58,624	46,407	26%
Goodwill and other identifiable intangible assets	14,652	14,924	(2)%
Other assets	189,644	177,532	7%
Total assets	$7,011,735	$6,336,165	11%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$1,407,592	$1,292,440	9%
Interest-bearing	4,569,795	4,069,092	12%
Total deposits	5,977,387	5,361,532	11%
Federal funds purchased	326,399	358,241	(9)%
Other borrowings	64,739	55,169	17%
Other liabilities	13,913	16,075	(13)%
Total liabilities	6,382,438	5,791,017	10%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
March 31, 2018 and March 31, 2017	-	-
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 53,147,169 shares issued and outstanding at March 31, 2018, and 52,812,396 shares issued and outstanding
at March 31, 2017	53	53
Additional paid-in capital	217,536	217,195	-%
Retained earnings	416,311	327,029	27%
Accumulated other comprehensive income	(5,105)	369	NM
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	628,795	544,646	15%
Noncontrolling interest	502	502	-%
Total stockholders' equity	629,297	545,148	15%
Total liabilities and stockholders' equity	$7,011,735	6,336,165	11%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended March 31,
	2018	2017
Interest income:
Interest and fees on loans	$69,674	$55,556
Taxable securities	2,745	2,087
Nontaxable securities	656	765
Federal funds sold	551	519
Other interest and dividends	383	590
Total interest income	74,009	59,517
Interest expense:
Deposits	9,621	5,982
Borrowed funds	1,952	1,483
Total interest expense	11,573	7,465
Net interest income	62,436	52,052
Provision for loan losses	4,139	4,986
Net interest income after provision for loan losses	58,297	47,066
Non-interest income:
Service charges on deposit accounts	1,585	1,354
Mortgage banking	518	899
Credit card income	1,578	1,179
Securities (losses) gains	4	-
Increase in cash surrender value life insurance	777	724
Other operating income	407	390
Total non-interest income	4,869	4,546
Non-interest expense:
Salaries and employee benefits	13,296	11,713
Equipment and occupancy expense	1,954	2,250
Professional services	805	771
FDIC and other regulatory assessments	1,133	997
Other real estate owned expense	316	76
Other operating expense	6,008	5,460
Total non-interest expense	23,512	21,267
Income before income tax	39,654	30,345
Provision for income tax	7,051	7,826
Net income	32,603	22,519
Dividends on preferred stock	-	-
Net income available to common stockholders	$32,603	$22,519
Basic earnings per common share	$0.61	$0.43

Diluted earnings per common share	$0.60	$0.42

LOANS BY TYPE (UNAUDITED)
(In thousands)

	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017
Commercial, financial and agricultural	$2,329,904	$2,279,366	$2,223,910	$2,123,498	$2,061,503
Real estate - construction	506,050	580,874	467,838	395,398	345,777
Real estate - mortgage:
Owner-occupied commercial	1,349,679	1,328,666	1,323,383	1,272,659	1,262,578
1-4 family mortgage	581,498	603,063	593,180	565,121	554,261
Other mortgage	1,099,482	997,079	962,690	931,788	872,955
Subtotal: Real estate - mortgage	3,030,659	2,928,808	2,879,253	2,769,568	2,689,794
Consumer	61,714	62,213	57,764	55,224	54,910
Total loans	$5,928,327	$5,851,261	$5,628,765	$5,343,688	$5,151,984

SUMMARY OF LOAN LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017
Allowance for loan losses:
Beginning balance	$59,406	$58,459	$55,059	$53,892	$51,893
Loans charged off:
Commercial financial and agricultural	1,088	7,064	924	3,067	2,855
Real estate - construction	-	-	16	40	-
Real estate - mortgage	381	1,134	550	106	266
Consumer	88	137	65	33	75
Total charge offs	1,557	8,335	1,555	3,246	3,196
Recoveries:
Commercial financial and agricultural	4	64	67	16	190
Real estate - construction	7	126	12	14	16
Real estate - mortgage	42	26	59	2	2
Consumer	9	11	14	-	1
Total recoveries	62	227	152	32	209
Net charge-offs	1,495	8,108	1,403	3,214	2,987
Provision for loan losses	4,139	9,055	4,803	4,381	4,986
Ending balance	$62,050	$59,406	$58,459	$55,059	$53,892

Allowance for loan losses to total loans	1.05%	1.02%	1.04%	1.03%	1.05%
Allowance for loan losses to total average
loans	1.05%	1.04%	1.07%	1.05%	1.08%
Net charge-offs to total average loans	0.10%	0.56%	0.10%	0.25%	0.24%
Provision for loan losses to total average
loans	0.29%	0.63%	0.35%	0.34%	0.40%
Nonperforming assets:
Nonaccrual loans	$9,271	$10,765	$12,356	$9,963	$12,084
Loans 90+ days past due and accruing	678	60	2,506	1,016	16
Other real estate owned and
repossessed assets	5,748	6,701	3,888	3,891	5,102
Total	$15,697	$17,526	$18,750	$14,870	$17,202

Nonperforming loans to total loans	0.17%	0.19%	0.26%	0.21%	0.23%
Nonperforming assets to total assets	0.22%	0.25%	0.28%	0.23%	0.27%
Nonperforming assets to earning assets	0.23%	0.25%	0.29%	0.24%	0.28%
Reserve for loan losses to nonaccrual loans	669.29%	551.84%	473.12%	552.63%	445.98%

Restructured accruing loans	$15,838	$16,919	$12,700	$12,716	$536

Restructured accruing loans to total loans	0.27%	0.29%	0.23%	0.24%	0.01%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)
(In thousands)
	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017
Beginning balance:	$20,572	$16,354	$16,370	$7,269	$7,292
Additions	-	4,233	-	12,716	-
Removal from TDR	-	-	-	(535)	-
Net (paydowns) / advances	(1,080)	(15)	(16)	(1,380)	(23)
Charge-offs	(700)	-	-	(1,700)	-
	$18,792	$20,572	$16,354	$16,370	$7,269

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017
Interest income:
Interest and fees on loans	$69,674	$67,357	$63,857	$59,912	$55,556
Taxable securities	2,745	2,468	2,288	2,274	2,087
Nontaxable securities	656	702	729	752	765
Federal funds sold	551	508	379	287	519
Other interest and dividends	383	1,025	388	313	590
Total interest income	74,009	72,060	67,641	63,538	59,517
Interest expense:
Deposits	9,621	8,954	7,574	6,321	5,982
Borrowed funds	1,952	1,698	1,671	1,650	1,483
Total interest expense	11,573	10,652	9,245	7,971	7,465
Net interest income	62,436	61,408	58,396	55,567	52,052
Provision for loan losses	4,139	9,055	4,803	4,381	4,986
Net interest income after provision for loan losses	58,297	52,353	53,593	51,186	47,066
Non-interest income:
Service charges on deposit accounts	1,585	1,499	1,467	1,382	1,354
Mortgage banking	518	894	978	1,064	899
Credit card income	1,578	1,298	1,149	1,189	1,179
Securities gains	4	-	-	-	-
Increase in cash surrender value life insurance	777	797	825	785	724
Other operating income	407	417	371	385	390
Total non-interest income	4,869	4,905	4,790	4,805	4,546
Non-interest expense:
Salaries and employee benefits	13,296	11,432	12,428	12,031	11,713
Equipment and occupancy expense	1,954	1,566	1,947	2,265	2,250
Professional services	805	833	805	808	771
FDIC and other regulatory assessments	1,133	1,030	810	1,081	997
Other real estate owned expense	316	160	31	56	76
Other operating expense	6,008	6,234	5,476	5,634	5,460
Total non-interest expense	23,512	21,255	21,497	21,875	21,267
Income before income tax	39,654	36,003	36,886	34,116	30,345
Provision for income tax	7,051	14,853	11,627	9,952	7,826
Net income	32,603	21,150	25,259	24,164	22,519
Dividends on preferred stock	-	31	-	31	-
Net income available to common stockholders	$32,603	$21,119	$25,259	$24,133	$22,519
Basic earnings per common share	$0.61	$0.40	$0.48	$0.46	$0.43

Diluted earnings per common share	$0.60	$0.39	$0.47	$0.45	$0.42

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	1st Quarter 2018		4th Quarter 2017		3rd Quarter 2017		2nd Quarter 2017		1st Quarter 2017
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$5,847,443	4.81%	$5,680,227	4.68%	$5,407,109	4.66%	$5,192,812	4.60%	$4,976,933	4.50%
Tax-exempt (2)	36,357	4.06	36,992	4.95	33,357	5.17	41,143	4.92	27,322	4.72
Total loans, net of
unearned income	5,883,800	4.80	5,717,219	4.68	5,440,466	4.66	5,233,955	4.60	5,004,255	4.51
Mortgage loans held for sale	3,698	4.50	6,199	3.52	4,862	3.51	5,958	3.90	5,637	4.10
Debt securities:
Taxable	435,747	2.52	406,488	2.43	385,431	2.37	389,505	2.34	368,349	2.27
Tax-exempt (2)	120,270	2.56	128,201	3.27	131,478	3.34	133,590	3.38	132,578	3.45
Total securities (3)	556,017	2.53	534,689	2.63	516,909	2.62	523,095	2.60	500,927	2.58
Federal funds sold	131,472	1.70	143,905	1.40	111,175	1.35	98,598	1.17	234,460	0.90
Restricted equity securities	1,030	1.57	1,030	1.93	1,030	3.47	1,030	10.51	1,030	1.57
Interest-bearing balances with banks	96,012	1.60	310,289	1.31	118,510	1.27	109,909	1.04	295,648	0.80
Total interest-earning assets	6,672,029	4.51%	6,713,331	4.29%	6,192,952	4.37%	5,972,545	4.30%	6,041,957	4.03%
Non-interest-earning assets:
Cash and due from banks	68,309		68,444		65,457		68,894		59,697
Net premises and equipment	59,709		57,320		54,727		49,813		44,739
Allowance for loan losses, accrued
interest and other assets	140,558		149,636		151,786		143,286		138,289
Total assets	$6,940,605		$6,988,731		$6,464,922		$6,234,538		$6,284,682

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$899,311	0.52%	$899,334	0.46%	$800,437	0.42%	$779,916	0.39%	$789,273	0.38%
Savings	53,269	0.31	49,697	0.31	48,313	0.30	48,150	0.30	50,461	0.33
Money market	3,027,176	0.90	3,065,298	0.80	2,774,061	0.74	2,567,817	0.64	2,694,225	0.58
Time deposits	576,857	1.21	576,010	1.16	546,020	1.10	537,220	1.06	530,000	1.02
Total interest-bearing deposits	4,556,613	0.86	4,590,339	0.77	4,168,831	0.72	3,933,103	0.64	4,063,959	0.60
Federal funds purchased	297,051	1.60	271,248	1.37	282,806	1.34	336,344	1.11	359,747	0.86
Other borrowings	64,805	4.89	60,829	4.98	55,034	5.17	55,130	5.22	55,239	5.26
Total interest-bearing liabilities	4,918,469	0.95%	4,922,416	0.86%	4,506,671	0.81%	4,324,577	0.74%	4,478,945	0.68%
Non-interest-bearing liabilities:
Non-interest-bearing
demand deposits	1,389,217		1,444,338		1,363,207		1,338,514		1,254,496
Other liabilities	15,007		22,029		15,070		13,739		16,809
Stockholders' equity	621,004		599,754		578,626		556,521		535,232
Unrealized (losses) gains on securities
and derivatives	(3,092)		194		1,348		1,187		(800)
Total liabilities and
stockholders' equity	$6,940,605		$6,988,731		$6,464,922		$6,234,538		$6,284,682
Net interest spread		3.56%		3.43%		3.56%		3.56%		3.35%
Net interest margin		3.81%		3.66%		3.77%		3.77%		3.53%

(1)	Average loans include loans on which the accrual of interest has been discontinued.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21% for the 1st quarter of 2018 and 35% for the quarters in 2017.
(3)	Unrealized (losses) gains on available-for-sale debt securities are excluded from the yield calculation.